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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 19, 1996

                    HORIZON CELLULAR TELEPHONE COMPANY, L.P.
                          HORIZON FINANCE CORPORATION
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           (Exact name of registrants as specified in their charters)


                                    Delaware
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                 (State or other jurisdiction of organization)


                                          23-2617703 - Horizon Cellular
              33-71002                      Telephone Company, L.P.
                                          23-2741164 - Horizon Finance
              33-71002-01                      Corporation
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       (Commission File Number)         (IRS Employer Identification No.)


       101 Lindenwood Drive, Suite 125, Malvern, PA                 19355
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            (Address of principal executive offices)            (Zip Code)


Registrants' telephone number, including area code: (610) 651-5900
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Item 5. Other Events

     On August 19, 1996, the Registrants announced that they had commenced a cash tender offer and consent solicitation for all $206 million outstanding principal amount of their 11-3/8% Senior Subordinated Discount Notes due 2000. Holders will receive $962.63 in cash for each $1,000 principal amount of the Notes tendered before 5:00 p.m. EST on the solicitation date of September 16, 1996. The tender offer is being made in connection with the previously announced sale of certain cellular systems of the Registrants' subsidiaries to SYGNET Communications Inc. The tender offer is subject to certain conditions, including consummation of such sale.







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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                              HORIZON CELLULAR TELEPHONE
                              COMPANY, L.P. (a Delaware
                              Limited Partnership)

                              BY: KCCGP, L.P., its General Partner

                              BY: HORIZON G.P., INC., its
                                  (Corporate) General Partner


Date: September 3, 1996       BY: /s/ Bruce M. Hernandez
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                                   Bruce M. Hernandez, Vice President-Finance
                                   and Chief Financial Officer

                              HORIZON FINANCE CORPORATION


Date: September 3, 1996       BY: /s/ Bruce M. Hernandez
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                                   Bruce M. Hernandez, Vice President







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